PIMCO VARIABLE INSURANCE TRUST

RULE 10f-3 TRANSACTIONS
For the Period from January 1, 2002 to June 30, 2002

Fund	Description
Trade Date
Broker 			Syndicate Members
% of Issuance
Purchased	 Price

PVIT High Yield Bond Portfolio
Boyd Gaming Corp NT 144A W/RRTS
03/27/2002
Bank of America         Banc of America Securities LLC
				CIBC World Markets
				Deutsche Alex Brown
				Credit Lyonnais SA
				Fleetboston Corporation
				Jefferies & Company
				Lehman Brothers
				Libra Investments
				Soctia Capital Incorporated
				Societe Generale
				US Bancorp Piper Jaffray
				Wells Fargo
0.24%
100.0000

Park Place Entertainment
03/05/2002
Bank of America         Banc Of America Securities
				Deutsche Alex Brown
				Bank of New York
				Commerabank Capital Markets Corporation
				Credit Suisse First Boston Corporation
				Dresdner Kleinwort Wasserstein
				First Union Securities
				Fleetboston Corporation
				Scotia Capital Incorporated
				SG Cowen Securities Corporation
				Wells Fargo
0.07%
100.0000

PVIT High Yield Bond Portfolio
Tesoro Escrow  Corp
04/03/2002
Lehman Brothers		Scotia Capital Inc.
				Merril Lynch & Co.
				UBS Warburg
				Banc of America
				CIBC World Markets
				Credit Lyonnais
				JP Morgan
0.16%
100.0000

Ventas Realty LP/CAP
04/12/2002
UBS Warburg			US Bancorp Piper Jaffrey
				BMO Nesbitt Burns Inc.
				Deutsche Bank
				BNY Capital Markets
				Credit Lyonnais
				Fleet
				Salomon Smith Barney
0.57%
100.0000

Vintage Petroleum
04/25/2002
Salomon Smith Barney	Societe Generale
0.60%
100.0000


The above securities all trade frequently and have at least two dealers, were not in default, and did not trade flat during the quarter ended June 30, 2002"